Exhibit 99.1

1001 Louisiana St., Suite 2900

Houston, TX 77002

NYSE: SPN

(713) 654-2200

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP – Investor Relations,

(713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES

RESULTS OF 2016 ANNUAL MEETING

HOUSTON, May 25, 2016 – Superior Energy Services, Inc. today announced the results of its 2016 Annual Meeting of Stockholders held on May 24, 2016 in Houston.

The stockholders elected Harold J. Bouillion, David D. Dunlap, James M. Funk, Terence E. Hall, Peter D. Kinnear, Janiece M. Longoria, Michael M. McShane, and W. Matt Ralls to serve as directors until the 2017 Annual Meeting of Stockholders. Also, the Company’s Board of Directors, at the recommendation of its Nominating and Corporate Governance Committee, approved the election of James M. Funk to serve as lead director of the Board until the next Annual Meeting.

In addition to electing directors, the stockholders approved an advisory vote on executive compensation, approved the adoption of the 2016 Incentive Award Plan and ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

About Superior Energy Services

Superior Energy Services, Inc. (NYSE:SPN) serves the drilling, completion and production-related needs of oil and gas companies worldwide through its brand name drilling products and its integrated completion and well intervention services and tools, supported by an engineering staff who plan and design solutions for customers. For more information, visit: www.superiorenergy.com.

###